UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
IRONBRIDGE FUNDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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October 27, 2017

Dear Shareholder:

You recently received proxy materials relating to proposals to be voted on by shareholders of IronBridge Funds, Inc. ( the “Company”) at a special meeting of shareholders of the Company, including the IronBridge Small Cap Fund, a series of the Company (the “Special Meeting”). This important notice is to inform you that the Special Meeting, solely with respect to the IronBridge Small Cap Fund (the “Fund”) approving Proposal 1 relating to the new investment advisory agreement between the Fund and RMB Capital Management, LLC, has been adjourned until November 14, 2017 at 2 p.m. (Central Time), unless otherwise further adjourned, postponed or delayed, to allow Fund shareholders additional time to exercise their voting rights by submitting their voting instructions. The adjourned meeting will be held at the offices of the Company, One Parkview Plaza, Suite 700, Oakbrook Terrace, IL 60181. Proposal 2 relating to the election of four directors to the Company’s Board of Directors will proceed as planned at the Special Meeting.

This letter was sent to you because you held shares of the Fund on the record date, and the Fund has not yet received your vote. Please help us avoid further adjournments, phone calls and additional mailings by promptly voting your shares.

FOR THE REASONS SET FORTH IN THE PROXY MATERIALS PREVIOUSLY MAILED TO YOU, THE BOARD OF DIRECTORS OF IRONBRIDGE HAS REVIEWED EACH MATTER CAREFULLY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1.

Please take the time to vote today! Your vote is very important no matter how many shares you own.

•
The easiest way to cast your vote now is to simply issue verbal instructions over the phone with AST Fund Solutions, LLC, our proxy solicitor.  The call will only take a few moments of your time.
To vote, please call (866) 620-2538 between the hours of 9:00 am and 10:00 pm Eastern Time.

•	You may also cast your vote online by logging onto the website listed on the enclosed proxy card.

Important Notice Regarding the Availability of Proxy Materials
for the adjourned Special Meeting of Shareholders to be held on November 14, 2017.

The Notice of the Special Meeting of Shareholders, this Notice of Adjournment of the Special Meeting of Shareholders, the Proxy Statement and a Sample Ballot are available at https://www.proxyonline.com/docs/Ironbridge2017.pdf.

Thank you for voting!